                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12


                          WINTON FINANCIAL CORPORATION
              ---------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

                          WINTON FINANCIAL CORPORATION
                                5511 CHEVIOT ROAD
                             CINCINNATI, OHIO 45247
                                 (513) 385-3880

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     Notice is hereby given that the 2004 Annual Meeting of Shareholders of Winton Financial Corporation ("WFC") will be held at Manor House Banquet and Conference Center, 7440 Mason-Montgomery Road, Mason, Ohio, on January 30, 2004, at 10:00 a.m., Eastern Standard Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

          1. To reelect three directors of WFC for terms that will expire at the annual meeting of shareholders in 2006;

          2. To ratify the selection of Grant Thornton LLP as the auditors of WFC for the current fiscal year; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of WFC of record at the close of business on December 5, 2003, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof.

     Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Giving a Proxy does not affect your right to vote in person if you attend the Annual Meeting.


                                        By Order of the Board of Directors




Cincinnati, Ohio                        Robert L. Bollin
December 29, 2003                       President

                          WINTON FINANCIAL CORPORATION
                                5511 CHEVIOT ROAD
                             CINCINNATI, OHIO 45247
                                 (513) 385-3880

                                 PROXY STATEMENT

                                     PROXIES

     The enclosed Proxy is being solicited by the Board of Directors of Winton Financial Corporation, an Ohio corporation ("WFC"), for use at the 2004 Annual Meeting of Shareholders of WFC to be held at Manor House Banquet and Conference Center, 7440 Mason-Montgomery Road, Mason, Ohio, on January 30, 2004, at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, a Proxy may be revoked by a shareholder before exercise by executing a later-dated Proxy or by giving notice of revocation to WFC in writing or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

     Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified on the Proxy or, in the absence of specific instructions on the Proxy, will be voted:

     FOR the reelection of Robert E. Hoeweler, Timothy M. Mooney and J. Clay Stinnett as directors of WFC for terms that will expire at the annual meeting of shareholders in 2006 and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death; and

     FOR the ratification of the selection of Grant Thornton LLP ("Grant Thornton") as the auditors of WFC for the current fiscal year.

     Proxies may be solicited by the directors, officers and other employees of WFC and The Winton Savings and Loan Co., the wholly-owned subsidiary of WFC ("Winton"), in person or by telephone, telegraph, telecopy or mail. WFC may reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners. WFC will pay the cost of soliciting proxies.

     Only shareholders of record as of the close of business on December 5, 2003 (the "Voting Record Date"), are entitled to notice of, and to vote at, the Annual Meeting, and each such shareholder will be entitled to cast one vote for each WFC common share owned. As of the Voting Record Date, there were 4,482,254 votes entitled to be cast at the Annual Meeting.

     This Proxy Statement is first being mailed to shareholders of WFC on or about December 29, 2003. WFC may deliver to shareholders who share an address one copy of this Proxy Statement and the 2003 Annual Report to Shareholders. Upon written or oral request to WFC, WFC will deliver promptly a separate copy of the Annual Report or Proxy Statement to a shareholder at a shared address to which a single copy was delivered.

                                 VOTES REQUIRED

     Under Ohio law and WFC's Code of Regulations (the "Regulations"), the three nominees receiving the greatest number of votes will be elected to the Board of Directors. The affirmative vote of the holders of at least a majority of those shares represented at the Annual Meeting in person, by proxy or by means of communications equipment is required to ratify the selection of Grant Thornton as auditors of WFC for the current fiscal year.

     If your shares are held in street name and you do not return a Proxy, broker/dealers have the authority to vote your shares in their discretion on certain routine matters. The election of directors and the ratification of auditors are routine matters. Consequently, if you do not provide a Proxy to vote your shares, your broker/dealer firm may elect to vote or not vote your shares for you. Proxies signed and submitted by broker/dealers, but which have not been voted are referred to as "non-votes." Broker non-votes and Proxies as to which the authority to vote is withheld are counted toward the establishment of a quorum, but are not counted toward the election of directors or the ratification of the selection of auditors. A non-vote or an abstention on the ratification of the selection of Grant Thornton as the auditors has the same effect as a vote against such proposal.

     If you sign and date a Proxy but do not specify how you wish for the Proxy to be voted, it will be voted FOR the election of the three nominees for director and FOR the ratification of the selection of Grant Thornton as the auditors of WFC for the current fiscal year.


                         OWNERSHIP OF WFC COMMON SHARES

     The following table sets forth certain information with respect to shareholders, other than directors and executive officers of WFC, known by WFC to own beneficially more than five percent of the WFC common shares as of December 5, 2003:

                                           Amount and Nature         Percentage of Common
Name and Address                       of Beneficial Ownership       Shares Outstanding (1)
----------------                       -----------------------       ----------------------
Daniel P. Randolph                            239,608(2)                    5.3%
Suite 700
105 East Fourth Street
Cincinnati, Ohio 45202

The Winton Savings and Loan Co.               343,131(3)                    7.7
5511 Cheviot Road
Cincinnati, Ohio  45247

----------
(1)  Assumes a total of 4,482,254 WFC common shares outstanding.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") by Daniel P. Randolph. Includes 42,144 shares held by Daniel P. Randolph in an individual retirement account; 178,164 shares owned as trustee under a trust for the benefit of R. Irene Randolph; 10,800 shares owned as trustee under a trust for the benefit of Ronald I. Oldiges; and 8,500 shares owned as trustee under a trust for the benefit of Charles Randolph.

(3) All of the shares are held by Winton as Trustee for The Winton Savings and Loan Co. 401(k) Profit Sharing Plan (the "401(k)"). Pursuant to the 401(k), Winton, as Trustee, has shared investment power with respect to shares held in ESOP Transfer Accounts. The ESOP Transfer Accounts were created when The Winton Financial Corporation Employee Stock Ownership Plan (the "ESOP") was terminated and then merged into the 401(k).

     The following table sets forth certain information with respect to the number of WFC common shares beneficially owned by each director of WFC and by all directors and executive officers of WFC as a group as of December 5, 2003:

                                                  Amount and Nature of                Percentage of Common
Name and Address(1)                               Beneficial Ownership                Shares Outstanding(2)
-------------------                   -------------------------------------------     ---------------------
                                      Sole Voting and/or     Shared Voting and/or
                                       Investment Power        Investment Power
                                      ------------------     --------------------
Robert L. Bollin                            228,782(3)              51,600                    6.10%
Robert E. Hoeweler                           72,500(4)              91,400                    3.61
Thomas H. Humes                              32,500(5)               2,000                     .76
Timothy M. Mooney                            33,500(6)                   0                     .74
Henry L. Schulhoff                          240,460(7)              31,800(8)                 6.00
J. Clay Stinnett                             32,500(5)               1,000                     .74
All directors and executive
officers of WFC as a group (10
persons)                                    905,607(9)             198,597                   22.30


----------
(1) Each of the persons listed in this table may be contacted at the address of WFC, 5511 Cheviot Road, Cincinnati, Ohio 45247.

(2) For each person, assumes a total of 4,482,254 WFC common shares outstanding, plus the number of WFC shares such person may acquire in the next 60 days pursuant to the Winton Financial Corporation Stock Option and Incentive Plan, as amended (the "1988 Option Plan"), the Winton Financial Corporation 1999 Stock Option and Incentive Plan (the "1999 Option Plan"), and the Winton Financial Corporation 2003 Stock Option and Incentive Plan (the "2003 Option Plan").

(3)  Includes 109,870 shares that may be acquired upon the exercise of options.

(4)  Includes 52,500 shares that may be acquired upon the exercise of options.

(5) Consists solely of shares that may be acquired upon the exercise of options.

(6)  Includes 32,500 shares that may be acquired upon the exercise of options.

(7)  Includes 57,460 shares that may be acquired upon the exercise of options.

(8) Includes 17,600 shares owned by the Cathleen Schulhoff Trust, the trustee of which is Mr. Schulhoff's spouse, and as to which Mr. Schulhoff disclaims beneficial ownership.

(9)  Includes 470,130 shares that may be acquired upon the exercise of options.

                     PROPOSAL ONE - REELECTION OF DIRECTORS

     The Regulations provide for a Board of Directors consisting of seven persons, divided into two classes, one of which consists of three directors and the other of which consists of four directors. Each class serves for a two-year period. Each of the directors of WFC is also a director of Winton. On June 10, 2003, William J. Parchman died. Mr. Parchman was reelected to the Board in 2003 with a term to expire in 2005. As a result, a vacancy exists on the Board in the class of directors whose terms expire in 2005. The directors have not chosen an individual to fill this vacancy. Although the vacancy exists, Proxies cannot be voted for more than three nominees.

     Nominees for election as directors are approved by a majority of the independent directors of WFC. In accordance with Section 2.03 of the Regulations, nominees for election as directors may also be proposed by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of WFC by the later of the September 1st immediately preceding the next annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent meeting of shareholders held to elect directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of WFC shares owned either beneficially or of record by each such nominee and the length of time such WFC shares have been so owned.

     The Board of Directors proposes the reelection of the following directors to terms that expire at the annual meeting of shareholders in 2006 and until their respective successors are elected or until their earlier resignation, removal from office or death:

                          Age           Position(s) Held          Director Since
                          ---           ----------------          --------------

Robert E. Hoeweler         56      Director and Vice Chairman          1989
                                          of the Board
Timothy M. Mooney          56               Director                   1996
J. Clay Stinnett           52               Director                   1996


     If any of the above nominees is unable to stand for election, the Proxies will be voted for such substitute as the Board of Directors recommends. As of the date of this proxy statement, the Board of Directors knows of no reason why any nominee would be unable to serve if elected.

     The following directors will continue to serve after the Annual Meeting until the annual meeting of shareholders in 2005:

Name                      Age         Position(s) Held            Director Since
----                      ---         ----------------            --------------

Robert L. Bollin (1)       52      Director and President              1989
Henry L. Schulhoff         59      Director and Chairman               1989
                                        of the Board
Thomas H. Humes            54             Director                     1996


----------
(1) Robert L. Bollin, a director and the President of WFC, is the brother of Gregory J. Bollin, a Vice President of WFC.

          ROBERT E. HOEWELER, a certified public accountant, has served since 1990 as the President of the Hoeweler Group, a group of family-owned companies that includes Aluminum Extruded Shapes, Inc.

          TIMOTHY M. MOONEY retired as Executive Vice President and Chief Financial Officer of Kendle International Inc., a clinical research organization in Cincinnati, during 2003. Mr. Mooney is a director of Regent Communications, Inc.

          J. CLAY STINNETT has served since 1993 as the President and a director of J.R. Concepts, Inc., a direct mail advertising company in Cincinnati.

          ROBERT L. BOLLIN has served since 1988 as the President and a director of Winton and since 1989 as the President and a director of WFC.

          HENRY L. SCHULHOFF has served since 1976 as the President of Schulhoff and Company, Inc., a local investment counseling firm.

          THOMAS H. HUMES has served since 1978 as the President of Great Traditions Land and Development Co., a real estate and land development company in Cincinnati.

MEETINGS OF DIRECTORS

          The Board of Directors of WFC met 14 times for regularly scheduled and special meetings during the fiscal year ended September 30, 2003. During fiscal 2003, each director attended at least 75% of the aggregate of the total number of Board of Directors' meetings and meetings held by committees on which such director served.

          The Board of Directors of Winton met 14 times for regularly scheduled and special meetings during the fiscal year ended September 30, 2003. Each director attended at least 75% of the aggregate of the total number of Board of Directors' meetings and meetings held by committees on which such director served.

COMMITTEES OF DIRECTORS

          The only committee of WFC is the Audit Committee. The members of WFC's Audit Committee are Thomas H. Humes, Timothy M. Mooney and J. Clay Stinnett. The Audit Committee's functions include overseeing the accounting and financial reporting processes of WFC and retaining and evaluating WFC's outside auditors. See "Audit Committee Report" below for a more detailed description of the Audit Committee. The Audit Committee met ten times during the fiscal year ended September 30, 2003.

          The WFC Board of Directors does not have a nominating committee. Nominations for election to the Board of Directors are approved by a majority of the independent directors of WFC.

          Winton's Board of Directors has several committees, including an Executive Committee and a Compensation Committee.

          The members of the Winton Executive Committee are Robert L. Bollin, Robert E. Hoeweler, Timothy M. Mooney and Henry L. Schulhoff. The function of the Executive Committee is to examine, together with management, levels and methods of investment, to review and evaluate alternative and additional investment programs, to review strategic direction of Winton and to exercise the authority of the Board of Directors when the Board is not in session, subject to certain limitations. The Executive Committee met 35 times during the fiscal year ended September 30, 2003.

          Winton's Compensation Committee consists of Thomas H. Humes, Timothy
M. Mooney and J. Clay Stinnett. The function of the Compensation Committee is to approve the compensation of Winton's executive officers and confer with management in making recommendations to the Board of Directors regarding the compensation of Winton's other employees. The Compensation Committee also administers the stock option plans, including interpreting the 1988 Option Plan, the 1999 Option Plan and the 2003 Option Plan, and awards options pursuant to the terms of the 1999 Option Plan and the 2003 Option Plan. The Compensation Committee met five times during the fiscal year ended September 30, 2003.

DIRECTOR COMPENSATION

          WFC does not pay directors fees. Each non-employee director of Winton receives $1,500 for each Board meeting attended; $750 for each Audit Committee, Compensation Committee, CRA Committee and Asset Liability Committee meeting attended; and $225 for each Executive Committee and Loan Committee meeting attended.


                       EXECUTIVE OFFICERS AND COMPENSATION

          In addition to Robert L. Bollin, the following individuals are current executive officers of WFC:

          GREGORY J. BOLLIN, age 49, is a Vice President of WFC, a position he has held since January 1994. Mr. Bollin also serves as Executive Vice President of Winton, a position he has held since January 1993. Mr. Bollin is the brother of Robert L. Bollin.

          JILL M. BURKE, age 41, is the Chief Financial Officer of WFC and Winton, positions she has held since 1989.

          MARY ELLEN LOVETT, age 65, is a Vice President of WFC, a position she has held since January 1994. Ms. Lovett also serves as Senior Vice President of Winton, a position she has held since January 1993.

          GREGORY P. NIESEN, age 37, a certified public accountant, has served as Treasurer of WFC since February 2000 and as Secretary of WFC since October 2000. Prior to his employment by WFC, Mr. Niesen served as the Senior Vice President/Treasurer of Fidelity Financial of Ohio, Inc. for four years and as the Senior Vice President/Chief Financial Officer of Centennial Savings Bank for four years.

EXECUTIVE COMPENSATION

          WFC does not pay any compensation to its executive officers. Winton compensates its executive officers for services rendered to Winton. Except for the persons set forth in the table below (the "Named Executive Officers"), no director or executive officer of WFC received more than $100,000 in salary and bonus payments from Winton during the year ended September 30, 2003:

                           Summary Compensation Table
                           --------------------------

-----------------------------------------------------------------------------------------------------------
                                                                               Long Term
                                                  Annual Compensation     Compensation Awards
-----------------------------------------------------------------------------------------------------------
                                                                               Securities        All Other
                                                                               Underlying      Compensation
Name and Principal Position         Year        Salary($)     Bonus($)        Options (#)         ($)(1)
-----------------------------------------------------------------------------------------------------------
Robert L. Bollin,                   2003         210,712       77,000                   0        11,868 (2)
  President                         2002         201,278       77,000                   0         8,947 (2)
                                    2001         189,526       17,000              12,500         7,470 (2)


Gregory J. Bollin,                  2003         147,519       54,000                   0        13,630 (3)
  Vice President                    2002         142,746       49,000                   0         6,780 (3)
                                    2001         135,622       14,000               7,500         5,656 (3)


Jill M. Burke,                      2003         103,115       42,400                   0        12,251 (4)
  Chief Financial Officer           2002          96,000       40,000                   0         5,856 (4)
                                    2001          89,961       15,000               7,500         3,825 (4)


Gregory P. Niesen,                  2003          82,712       18,000                   0         7,998 (5)
  Treasurer/Secretary               2002          80,250       14,000                   0         2,726 (5)
                                    2001          79,077        2,000               5,000         1,886 (5)

-----------------------------------------------------------------------------------------------------------

----------
(1) On February 28, 2002, the ESOP was terminated and merged into the 401(k). Prior to the termination, contributions were made to the ESOP for the benefit of participants.

(2) Consists of cash or stock contributions to the ESOP of $0, $4,788 and $4,157 allocated to Mr. Robert L. Bollin's account and $11,868, $6,089 and $2,599 in matching and profit sharing contributions to the 401(k) Plan for Mr. Robert L. Bollin's account for the years ended September 30, 2003, 2002 and 2001, respectively.

(3) Consists of cash or stock contributions to the ESOP of $0, $4,788 and $4,157 allocated to Mr. Gregory J. Bollin's account and $8,842, $3,772 and $1,499 in matching and profit sharing contributions to the 401(k) Plan for Mr. Gregory J. Bollin's account for the years ended September 30, 2003, 2002 and 2001, respectively.

(4) Consists of cash or stock contributions to the ESOP of $0, $3,681 and $2,475 allocated to Ms. Burke's account and $8,570, $3,435 and $1,350 in matching and profit sharing contributions to the 401(k) Plan for Ms. Burke's account for the years ended September 30, 2003, 2002 and 2001, respectively.

(5) Consists of cash or stock contributions to the ESOP of $0, $2,526 and $853 allocated to Mr. Niesen's account and $5,472, $1,873 and $1,886 in matching and profit sharing contributions to the 401(k) Plan for Mr. Niesen's account for the years ended September 30, 2003, 2002 and 2001, respectively.

          The following table sets forth information regarding the number and value of unexercised options granted pursuant to the 1988 Option Plan and the 1999 Option Plan and held by the Named Executive Officers. No options were granted under the 2003 Option Plan during fiscal 2003.

                           Aggregate Option/SAR Exercises in Last Fiscal Year  and 9/30/03 Option Values
                           -----------------------------------------------------------------------------
                                                             Number of Securities   Value of Unexercised
                                                            Underlying Unexercised  In-the-Money Options
                                                            Options at 9/30/03(#)      at 9/30/03($)(1)
                                                            ---------------------   --------------------
                           Shares Acquired        Value          Exercisable/           Exercisable/
Name                       on Exercise(#)     Realized ($)      Unexercisable           Unexercisable
----                       ---------------    ------------  ---------------------   --------------------
Robert L. Bollin               30,630          $147,840             97,370/0                $510,685/0
Gregory J. Bollin              12,000            90,000             61,000/0                 312,975/0
Jill M. Burke                   9,200            56,800             41,800/0                 184,055/0
Gregory P. Niesen               5,000            21,250             15,000/0                  25,875/0


----------
(1) An option is "in-the-money" if the fair value of the underlying stock exceeds the exercise price of the option. The figure represents the value of such unexercised options, determined by multiplying the number of unexercised options by the difference between the exercise price of such options and the $13.10 closing bid price for the WFC shares reported by the American Stock Exchange ("AMEX"), on September 30, 2003.


EMPLOYMENT AGREEMENTS

          WFC and Winton have entered into employment agreements with Robert L. Bollin, President of WFC and Winton, Gregory J. Bollin, Vice President of WFC and Executive Vice President of Winton, and Jill M. Burke, Chief Financial Officer of WFC and Winton. Each employment agreement has a term of three years and provides for an annual salary of not less than $221,500 for Robert L. Bollin, $157,500 for Gregory J. Bollin and $113,000 for Jill M. Burke, and an annual salary and performance review by the Boards of Directors. The employment agreements require the inclusion of Robert L. Bollin, Gregory J. Bollin and Jill
M. Burke in any formally established employee benefit, bonus, pension and profit sharing plans for which senior management personnel are eligible and also provide for vacation and sick leave.

          WFC and Winton may terminate the employment agreements at any time. If the employment of Robert L. Bollin, Gregory J. Bollin or Jill M. Burke is terminated during the three-year term of his or her respective agreement for any reason other than "just cause" or a "change of control" of WFC or Winton (as defined in the agreements), he or she will be entitled to receive his or her annual compensation for the remainder of the three-year term of the agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the expiration of the term of the employment agreement or the date on which the employee becomes employed full-time by another employer.

          If WFC or Winton terminates the employment of Robert L. Bollin, Gregory J. Bollin or Jill M. Burke, or if their positions or responsibilities are substantially changed in connection with or within one year of a change of control of WFC or Winton, he or she will be entitled to receive an amount approximately equal to three times his or her then current annual compensation, subject to any necessary reduction to comply with certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Internal Revenue Service and regulations of the Office of Thrift Supervision ("OTS"). He or she will also be entitled to continued benefits under all benefit plans until the earliest to occur of the expiration of the term of the employment agreement or the date on which the employee becomes employed full-time by another employer.

SEVERANCE AGREEMENT

          Winton has entered into a Severance Agreement with Gregory P. Niesen, the Secretary and Treasurer of WFC and Winton. The Severance Agreement has a one-year term and provides that if Winton terminates Gregory P. Niesen's employment within six months before or within one year after a "change of control" of Winton (as defined in the Agreement), or Gregory P. Niesen voluntarily terminates his employment with Winton within one year after a change in control due to certain material changes in his employment (as set forth in the Agreement), he shall be entitled to receive $85,250, subject to any necessary reduction to comply with certain provisions of the Code, regulations of the Internal Revenue Service and regulations of the OTS. He will also be entitled to continued benefits under all benefit plans until the earliest to occur of the expiration of the term of the employment agreement or the date on which he becomes employed full-time by another employer.

COMPENSATION COMMITTEE REPORT

          As a unitary savings and loan holding company, the business of WFC consists principally of holding the stock of Winton. The functions of the executive officers of WFC, who are also the executive officers of Winton, pertain primarily to the operations of Winton. The executive officers receive their compensation, therefore, from Winton, rather than from WFC. The Compensation Committee of Winton has furnished the following report concerning executive compensation:

                      Process for Determining Compensation

          Decisions on cash compensation of Winton's executive officers are made by the three-member Compensation Committee of Winton's Board of Directors. Each member of the Compensation Committee is an independent director.

         The Compensation Committee reviews the compensation levels of the executive officers of Winton, including the CEO, each year. The Compensation Committee utilizes independent surveys of compensation of officers in the thrift industry, taking into account comparable asset bases and geographic locations. The Compensation Committee also assesses each particular executive officer's contribution to WFC and Winton, the skills and experiences required by his/her position and the potential of the executive officer. The Compensation Committee determines the compensation for the senior executive officers based on the foregoing factors.

            Compensation Policies toward Executive Officers Generally

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that will attract and retain qualified executives and will reward individual performance, initiative and achievement, while enhancing overall corporate performance and shareholder value. The cash compensation program for executive officers consists of the following three elements: a base salary component, a discretionary cash bonus and an incentive component payable under an incentive plan (the "Incentive Plan").

         The objectives of the discretionary cash bonuses are to motivate and reward the executive officers based on each individual's contribution to the total performance of Winton and WFC and to reinforce a strong performance orientation.

         The Incentive Plan was established to motivate and reward the executive officers and employees in connection with the accomplishment of annual objectives of Winton and WFC, to reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to annual and long range business results and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality. The Incentive Plan provides that if WFC reaches a predetermined return on equity, a percentage of WFC's net income before taxes is set aside to be used for incentive awards. This incentive pool is distributed through cash awards as follows: 40% of the incentive pool is divided between the President and the Executive Vice President of Winton, 40% of the incentive pool is awarded to other executive officers and employees of WFC and Winton as determined appropriate by the President, and the remaining 20% of the incentive pool is contributed to the Profit Sharing plan.

                       Determination of CEO's Compensation

         The Compensation Committee based the compensation of Mr. Robert L. Bollin in fiscal 2003 on the policies described above for executive officers. The corporate profitability measurements considered were return on equity, net income, earnings per WFC common share and return on assets. Additional corporate goals considered were merger and acquisition activities, continued updating and implementation of Winton's strategic plan and subsidiary oversight and progress. The Compensation Committee believes that the level of compensation paid to Mr. Robert L. Bollin in fiscal 2003 was fair and reasonable when compared with compensation levels in the thrift industry reported in various independent surveys. The compensation earned by Mr. Robert L. Bollin in 2003 reflects the significant management and leadership responsibilities required of him and the effective manner in which those responsibilities were fulfilled.

Submitted by the Compensation Committee of Winton's Board of Directors

Thomas H. Humes
Timothy M. Mooney
J. Clay Stinnett

COMPENSATION COMMITTEE INTERLOCKS

         During fiscal 2003, no member of the Compensation Committee was a current or former executive officer or employee of WFC or Winton or had a reportable business relationship with WFC or Winton.

PERFORMANCE GRAPH

         The following graph compares the cumulative total return on WFC's shares for the fiscal year ended September 30, 2003, with the cumulative total return of the SNL Thrift Index, which is an index of thrifts whose shares are traded on The New York Stock Exchange, AMEX or The Nasdaq Stock Market and the cumulative total return of the Standard and Poor's 500 for the same period.

                       5 YEAR RELATIVE STOCK PERFORMANCE

                         9/30/1998  9/30/1999  9/30/2000  9/28/2001  9/30/2002  9/30/2003
                         ---------  ---------  ---------  ---------  ---------  ---------
Winton Financial Corp.         100     128.70      82.22      83.02      92.55     130.09
SNL Thrift Index               100      93.53     110.29     146.46     151.14     204.36
S&P 500 Index                  100     126.12     141.24     102.35      80.16      97.93

                                  [LINE GRAPH]

                                  PERFORMANCE
                                  -----------

                        WFI                      30%
                        SNL Thrift              104%
                        S&P 500                  -2%


                        CERTAIN TRANSACTIONS WITH WINTON

         Some of the directors and officers of WFC and Winton were customers of and had transactions with Winton in the ordinary course of Winton's business during the two years ended September 30, 2003. All loans and commitments to loan included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of WFC, do not involve more than the normal risk of collectibility or present other unfavorable features.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires WFC's officers and directors and persons who own 10% or more of the shares of WFC to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Officers, directors and 10% or greater shareholders are required by the Commission's regulations to furnish WFC with copies of all Forms 3, 4 and 5 they file.

         Based on WFC's review of the copies of such forms it has received, WFC believes that all of its officers, directors and 10% or greater shareholders filed on a timely basis all reports required by Section 16(a) of the Exchange Act during fiscal 2003.

                      PROPOSAL TWO - SELECTION OF AUDITORS

         The Board of Directors has selected Grant Thornton as the auditors of WFC for the current fiscal year and recommends that the shareholders ratify this selection. Grant Thornton has audited the financial statements of WFC or Winton since 1985. Management expects that a representative of Grant Thornton will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON AS AUDITORS FOR THE CURRENT FISCAL YEAR.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of WFC is comprised of three directors, all of whom are considered "independent" under Section 121(A) of AMEX's listing standards. The Board of Directors has determined that Timothy
M. Mooney is a financial expert. The Audit Committee is responsible for overseeing WFC's accounting functions and controls, as well as retaining an independent accounting firm to audit WFC's financial statements. The Audit Committee has adopted a revised written charter to set forth its responsibilities, a copy of which is attached to this Proxy Statement as Exhibit A (the "Charter").

         As required by the Charter, the Audit Committee received and reviewed the report of Grant Thornton regarding the results of its audit, as well as the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of WFC. A representative of Grant Thornton also discussed with the Audit Committee the independence of Grant Thornton from WFC, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Audit Committee and the representative of Grant Thornton included the following:

          - Grant Thornton's responsibilities in accordance with generally accepted auditing standards

          - The initial selection of, and whether there were any changes in, significant accounting policies or their application

          -    Management's judgments and accounting estimates

          -    Whether there were any significant audit adjustments

          -    Whether there were any disagreements with management

          -    Whether there was any consultation with other accountants

          - Whether there were any major issues discussed with management prior to Grant Thornton's retention

          - Whether Grant Thornton encountered any difficulties in performing the audit

          - Grant Thornton's judgments about the quality of WFC's accounting principles

          - Grant Thornton's responsibilities for information prepared by management that is included in documents containing audited financial statements

         Based on its review of the financial statements and its discussions with management and the representative of Grant Thornton, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2003, to be filed with the Commission.

Submitted by the Audit Committee of WFC's Board of Directors

Thomas H. Humes
Timothy M. Mooney

J. Clay Stinnett


AUDIT FEES

         During the fiscal year ended September 30, 2003, Grant Thornton billed WFC $57,810 in fees for professional services in connection with the audit of WFC's annual financial statements and the review of financial statements included in WFC's Forms 10-Q.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During the 2003 fiscal year, WFC did not incur fees for professional accounting services to design, implement or manage hardware or software that collects or generates information significant to WFC's financial statements.

ALL OTHER FEES

         During the 2003 fiscal year, Grant Thornton billed WFC $29,605 in fees for services rendered by Grant Thornton for all accounting services other than the services discussed under the headings AUDIT FEES and FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES above.


                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

         Any proposals of qualified shareholders intended to be included in the proxy statement for the 2005 Annual Meeting of Shareholders of WFC should be sent to WFC by certified mail and must be received by WFC not later than August 25, 2004. However, if a shareholder intends to present a proposal at the 2005 Annual Meeting without including the proposal in WFC's proxy materials for that meeting, and if the proposal is not received by November 8, 2004, then the proxies designated by the Board of Directors of WFC for the 2005 Annual Meeting of Shareholders of WFC may vote in their discretion on that proposal any WFC shares for which they have been appointed proxies even though the proposal is not mentioned in the proxy statement or on the proxy card for such meeting.

         Management knows of no other business that may come before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                            By Order of the Board of Directors




Cincinnati, Ohio                            Robert L. Bollin
December 15, 2003                           President

                                    EXHIBIT A

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

         PURPOSE

         The primary function of the Audit Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of its financial statements. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee will primarily fulfill its purpose by carrying out the activities enumerated in Section IV of this Charter.


         COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his independent judgment as a member of the Committee. Characteristics which would disqualify a director from being independent are as follows:

          - Been employed by the Corporation or its affiliates in the current or past three years;

          - Accepted any consulting, advisory or other compensatory fee from the Corporation or its affiliates (except for board service or retirement plan benefits);

          - An immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

          - Been a partner, controlling shareholder or an executive officer of any organization to which the Corporation made, or from which it received, payments that exceed five percent of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years;

          - Been employed as executive officer of another entity where any of the Corporation's executive officers serve on the compensation committee of such other entity, or if such relationship existed during the past three years; or

          - Been a partner or employee of the Corporation's outside auditor, and worked on the Corporation's audit, during the past three years.

         All members of the Committee shall be able to read and understand fundamental financial statements, and one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in financial sophistication in accordance with applicable rules and regulations.

         The members of the Committee shall be elected by the Board at the annual organization meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

         MEETINGS

         The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors.


         RESPONSIBILITIES AND DUTIES

Documents/Reports Review
------------------------

1. Review its performance and review and reassess the adequacy of the Audit Committee Charter on an annual basis.

2.       Review the Corporation's annual financial statements.

3. Review internal audit reports from management and management's response.

Independent auditors
--------------------

4. Appoint, retain, compensate, evaluate and terminate any independent auditors employed by the Corporation (including resolution of any disagreements between management and the auditor regarding financial reporting), and all independent auditors shall report directly to the Audit Committee. The Audit Committee must approve in advance all audit and non-audit services from the independent auditors. On an annual basis, the Committee should review and discuss with the independent auditors all of their significant relationships with the Corporation to determine the auditors' independence. Review the independent auditor's audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit work performed and general audit approach.

5. Periodically consult with the independent auditors out of the presence of management about the adequacy of internal controls and the accuracy of the Corporation's financial statements. Obtain from the independent auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Corporation and its subsidiaries and review the correction of controls deemed to be deficient. Require and establish procedures for the independent auditor to report to the Audit Committee all critical accounting policies and practices, alternative treatments of GAAP that have been discussed with management, the ramifications of such treatment and the preferred treatment by the accounting firm, and other material written communication with management, i.e. management letter or schedule of material unadjusted audit differences.

6. Ensure the independent auditor completes a review of interim financial statements before the Corporation's Form 10-Q is filed with the SEC. The Chairman and other members of the Committee participate in a review with the independent auditor prior to filing.

Internal Audit Function and Legal Compliance
--------------------------------------------

7. Review and approve the appointment and replacement of the internal audit personnel/firm.

8. Review the budget, plan, changes in plan, activities, organization structure, and qualifications of the internal audit personnel, as needed.

9. Review reports prepared by the internal auditor together with management's responses.

Audit Committee Report
----------------------

10. The Committee will prepare a letter to be included in the proxy statement for the annual meeting which specifically states that the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61; and (3) received and discussed with the independent auditors the matters required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee report must also include a statement whether, based on the procedures performed, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year. The name of each member of the Audit Committee must appear below the report.

Other Matters
-------------

11. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and ensure such complaints are treated confidentially and anonymously. 12. Obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. 13. Receive funding for the payment of compensation to independent auditors and any advisers employed by the Audit Committee and ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties.

14. Report to the Board of Directors following the meetings of the Audit Committee.

15.      Maintain minutes of meetings and activities of the Audit Committee.

16. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                                 REVOCABLE PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WINTON
        FINANCIAL CORPORATION FOR THE WINTON FINANCIAL CORPORATION 2004
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 30, 2004

         The undersigned shareholder of Winton Financial Corporation, an Ohio corporation ("WFC"), hereby constitutes and appoints Henry L. Schulhoff and Thomas H. Humes, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of WFC to be held at Manor House Banquet and Conference Center, 7440 Mason-Montgomery Road, Mason, Ohio on January 30, 2004, at 10:00 a.m. (the "Annual Meeting"), all of the shares of WFC which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy
Statement:

1.       To reelect the following three directors for terms expiring in 2006.

                               Robert E. Hoeweler
                               Timothy M. Mooney
                               J. Clay Stinnett

         [ ] FOR all nominees                      [ ]  WITHHOLD authority to
             (except as marked to the                   vote for all nominees:
             contrary below):

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

--------------------------------------------------------------------------------

2. The ratification of the selection of Grant Thornton LLP, as the auditors of WFC for the current fiscal year.


         [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

3. In their discretion, upon such other business as may properly come before the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.


         IMPORTANT: PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2004 Annual Meeting of Shareholders of WFC and of the accompanying Proxy Statement is hereby acknowledged.

Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


_________________________________              _________________________________
Signature                                      Signature


Dated: __________________________              Dated: __________________________



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WFC. PLEASE SIGN, DATE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

                                      -2-